As filed with the Securities and Exchange Commission on May 15, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________

GlaxoSmithKline plc	GlaxoSmithKline Capital Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
England and Wales	Delaware
(Jurisdiction of incorporation or organization)	(Jurisdiction of incorporation or organization)
Not Applicable	51-0332587
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
980 Great West Road, Brentford	1105 North Market Street, Suite 622
Middlesex TW8 9GS, England	Wilmington, Delaware 19801, United States
(Address of principal executive offices)	(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class is
Title of each class to be so registered	to be registered
4.850% Notes due 2013 5.650% Notes due 2018 6.375% Notes due 2038 Floating Rate Notes due 2010	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-149531; 333-149531-02
Securities to be registered pursuant to Section 12(g) of the Act:            None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 1.3
EXHIBIT 1.4
EXHIBIT 1.5
EXHIBIT 1.6

Item 1. Description of Registrants’ Securities to be Registered.
          For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 11 through 20 of the Prospectus dated March 4, 2008 included in the registration statement on Form F-3 (Registration Nos. 333-149531 and 333-149531-02) of GlaxoSmithKline Capital Inc. and GlaxoSmithKline plc, as supplemented by the information under the heading “Description of the Notes” on pages S-13 through S-18 of the related Prospectus Supplement, dated May 6, 2008, which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
          The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of GlaxoSmithKline plc are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:
1.1.	Prospectus dated March 4, 2008 and Prospectus Supplement dated May 6, 2008 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated May 8, 2008 (Registration Nos. 333-149531 and 333-149531-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 between GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 333-104121 and 333-104121-02 ), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	Form of Global Note for 4.850% Notes due 2013.

1.4	Form of Global Note for 5.650% Notes due 2018.

1.5	Form of Global Note for 6.375% Notes due 2038.

1.6	Form of Global Note for Floating Rate Notes due 2010.

2

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

GLAXOSMITHKLINE CAPITAL INC.
By:	/s/ Julian Spenser Heslop
	Name:	Julian Spenser Heslop
	Title:	President and Director

GLAXOSMITHKLINE PLC
By:	/s/ Julian Spenser Heslop
	Name:	Julian Spenser Heslop
	Title:	Chief Financial Officer

Date: May 15, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Prospectus dated March 4, 2008 and Prospectus Supplement dated May 6, 2008 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated May 8, 2008 (Registration Nos. 333-149531 and 333-149531-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 between GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 333-104121 and 333-104121-02), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	Form of Global Note for 4.850% Notes due 2013.

1.4	Form of Global Note for 5.650% Notes due 2018.

1.5	Form of Global Note for 6.375% Notes due 2038.

1.6	Form of Global Note for Floating Rate Notes due 2010.